UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date of Report (Date of earliest event reported): March 6, 2005


                                GTC Telecom Corp.
              _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  ___________________________________________
                 (State or other jurisdiction of incorporation)


         0-25703                                     88-0318246
__________________________                 ________________________________
 (Commission File Number)                  (IRS Employer Identification No.)



                          3151 Airway Ave., Suite P-3
                              Costa Mesa, CA 92626
              ______________________________________________________
              (Address of principal executive offices)   (Zip  Code)

Registrant's telephone number, including area code: (714) 549-7700


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 6, 2005, GTC Telecom Corp. (the "Company") finalized a Settlement Agreement (the "Agreement") with MCI WorldCom Network Services, Inc. assignee of MCI WorldCom Communications Inc., UUNet Technologies, Inc., and MCI International Inc. successor by merger of WorldCom Int'l Data Services, Inc., their respective parent entity, affiliates and subsidiaries (collectively referred to as "MCI"). Pursuant to the terms of the Agreement, MCI has agreed to settle and resolve all outstanding obligations owing to MCI by GTC in exchange for the payment by GTC of $750,000 (the "Settlement Amount"). Closing of the Agreement is conditioned upon GTC's payment of the Settlement Amount on or before March 31, 2005.

As of February 28, 2005, the Company estimates that its outstanding balance, including accrued interest, with MCI is approximately $7,557,552. Prior to August 2004, MCI and its affiliates were the material supplier of the Company's underlying telecommunications and Internet services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Ex 10.1 Settlement Agreement by and between GTC Telecom Corp. and MCI WorldCom Network Services, Inc. assignee of MCI WorldCom Communications Inc., UUNet Technologies, Inc., and MCI International Inc. successor by merger of WorldCom Int'l Data Services, Inc.



Dated: March 10, 2005              GTC  TELECOM  CORP.



                                   By: /s/ S. Paul Sandhu
                                   ----------------------------
                                   S.  Paul  Sandhu
                                   Chief  Executive  Officer